Exhibit 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-108975 of Indiana Michigan Power Company on Form S-3 of our reports dated March 5, 2004 (which reports express unqualified opinions and include an explanatory paragraph concerning the adoption of new accounting pronouncements in 2003), appearing in and incorporated by reference in this Annual Report on Form 10-K of Indiana Michigan Power Company for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP

Columbus, Ohio
March 10, 2004